KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS
THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                                           Three Months Ended    Three Months Ended
                                                            December 31, 1996     December 31, 1995
                                                       ---------------------------------------------

                                                                        Fully-              Fully-
(Thousands, except per share amounts)                    Primary       Diluted   Primary   Diluted
----------------------------------------------------------------------------------------------------
Net Income and Adjusted Earnings:

Net Income before income taxes and
     minority interest ...................................   $ 3,022   $ 3,022   $ 1,155   $ 1,155
Effect of interest on debentures .........................         -       975         -         -

                                                             -------   -------   -------   -------
Adjusted net income before income taxes
     and minority interest ...............................     3,022     3,997     1,155     1,155
                                                             =======   =======   =======   =======

Net Income ...............................................   $ 2,043   $ 2,043   $   768   $   768
Effect of interest on convertible
     debentures, net of tax effect .......................         -       649         -         -

                                                             -------   -------   -------   -------
Adjusted net income ......................................     2,043     2,692       768       768
                                                             =======   =======   =======   =======

Weighted Average Shares and Share Equivalents Outstanding:

Weighted average shares outstanding (as reported) ........    10,850    10,850     6,914     6,914

Common Share equivalents issuable under
     stock option plans ..................................       497       525         -         -
Common share equivalents issuable on assumed
     conversion of WellTech warrants .....................       287       319         -         -
Common share equivalents issuable on assumed
     conversion of convertible debentures ................         -     5,333         -         -

Weighted average shares and share
     equivalents outstanding .............................    11,634    17,027     6,914     6,914

Earning per Share:

Net income before income taxes
     and minority interest ...............................   $  0.26   $  0.24   $  0.17   $  0.17
Net income ...............................................   $  0.18   $  0.16   $  0.11   $  0.11

KEY ENERGY GROUP, INC
COMPUTATION OF PER SHARE EARNINGS
SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                                            Six Months Ended      Six Months Ended
                                                            December 31, 1996     December 31, 1995
                                                       ----------------------------------------------

                                                                        Fully-              Fully-
(Thousands, except per share amounts)                    Primary       Diluted   Primary   Diluted
-----------------------------------------------------------------------------------------------------


Net Income and Adjusted Earnings:

Net Income before income taxes and
     minority interest ...................................   $ 5,418   $ 5,418   $ 2,224   $ 2,224
Effect of interest on debentures .........................         -     1,950         -         -

                                                             -------   -------   -------   -------
Adjusted net income before income taxes
     and minority interest ...............................     5,418     7,368     2,224     2,224
                                                             =======   =======   =======   =======

Net Income ...............................................   $ 3,597   $ 3,597   $ 1,494   $ 1,494
Effect of interest on convertible
     debentures, net of tax effect .......................         -     1,297         -         -

                                                             -------   -------   -------   -------
Adjusted net income ......................................     3,597     4,894     1,494     1,494
                                                             =======   =======   =======   =======

Weighted Average Shares and Share Equivalents Outstanding:

Weighted average shares outstanding (as reported) ........    10,635    10,635     6,914     6,914

Common Share equivalents issuable under
     stock option plans ..................................       433       525         -         -
Common share equivalents issuable on assumed
     conversion of WellTech warrants .....................       218       320         -         -
Common share equivalents issuable on assumed
     conversion of convertible debentures ................         -     5,333         -         -

Weighted average shares and share
     equivalents outstanding .............................    11,286    16,813     6,914     6,914

Earning per Share:

Net income before income taxes
     and minority interest ...............................   $  0.48   $  0.44   $  0.32   $  0.32
Net income ...............................................   $  0.32   $  0.29   $  0.22   $  0.22